UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2003

Kemper Investors Life Insurance Company

(Exact name of registrant as specified in its charter)

Illinois 333-02491* 36-3050975

(State or other juris- (Commission File Number) (IRS Employer Identi-

diction of incorporation) fication No.)

1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

(Address of principal executive offices)

Registrant's telephone number, including area code (847) 874-4000

*Pursuant to Rule 429 under the Securities Act of 1933, this Form 8-K also relates to Commission file numbers 333-22389, 333-32632, 333-54252, and 333-86044.

Item 5. Other Events and Regulation FD Disclosure

On May 30, 2003, Zurich Financial Services Group (ZFS) and Bank One Corporation (Bank One) announced plans for the Bank One organization to acquire a significant portion of the Zurich Life companies. Kemper Investors Life Insurance Company (KILICO), Federal Kemper Life Assurance Company (FKLA), Zurich Life Insurance Company of America (ZLICA), and Fidelity Life Association (FLA), currently operate under the trade name "Zurich Life".

As the acquisition is structured, Bank One will acquire all of the capital stock of FKLA and ZLICA and will administer and reinsure certain lines of business currently underwritten by KILICO. Bank One will also acquire KILICO's wholly-owned subsidiaries, including Zurich Life Insurance Company of New York, and the management contract under which FKLA currently provides employee and management services to FLA, a mutual legal reserve company owned by its policyholders.

This transaction is subject to necessary regulatory approvals and is expected to close late in the third quarter of 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER INVESTORS LIFE INSURANCE COMPANY

Date May 30, 2003 By: _/s/ Frederick L. Blackmon

Frederick L. Blackmon

Executive Vice President and

Chief Financial Officer